UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: April 29, 2014
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51770	87-0733770
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

875 North Michigan Avenue, Suite 2929
Chicago, IL 60611

(Address of principal executive offices) (Zip Code)

(646) 688-6381

(Registrant’s telephone no., including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2014, CMG Holdings Group, Inc. (the “Company”) and its wholly-owned subsidiary, XA, The Experiential Agency, Inc. (“XA”) terminated the Employment Agreement, dated February 4, 2014 among the Company, XA and Mr. Ronald Burkhardt (the “Employment Agreement”) for Acts of Cause (as defined in the Employment Agreement), and Mr. Burkhardt’s employment thereunder as the President and Executive Chairman of XA.  On July 17, 2014, the Company held a board meeting and voted to remove Mr. Burkhardt as a member of the Board of Directors of XA.

Jeffrey Devlin, a member of the Company’s Board of Directors, will become the Vice President of Sales at XA until a suitable replacement for Mr. Burkhardt is hired.  The Company believes that on an interim basis, Mr. Devlin can fill the needs at XA to manage existing client relationships and generate new business and additional revenues.  Mr. Devlin is an accomplished strategist and producer, and has already identified and approached a number of potential new clients. The Company hopes to add these clients to its existing client base, including several Fortune 500 companies, which are already acquainted with XA’s top quality experiential services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS GROUP, INC.

Date: July 18, 2014	/s/ GLENN LAKEN
Name: Glenn Laken
Its: Chief Executive Officer